Exhibit 99.1

Technovative Group, Inc. Shifts Focus in Fintech and Blockchain Service Provider – Announces Acquisition of Guangzhou City Hedu Information Technology Co., Ltd

HONG KONG, Hong Kong, January 3, 2018 /NewMediaWire/ -- Technovative Group, Inc. ("Technovative" or the "Company") (OTCPINK: TEHG), a technology company focused in delivering financial technology, blockchain and big data analytics technologies, announced that on December 27, 2017, the Company has entered into a Share Transfer Agreement with several individuals who are shareholders of Guangzhou City Hedu Information Technology Co., Ltd. (“Hedu”), a PRC incorporate company, in exchange for entering into a certain loan agreement and entering into a series of contractual arrangements (the “VIE Agreements”) whereby Hedu shall become a Variable Interest Entity (“VIE”) of the Company.

Pursuant to the Share Transfer Agreement, the Company has agreed to issue to the Shareholders in the aggregate, up to 41,815,880 shares of the Company’s common stock as an inducement for the shareholders of Hedu to enter into the VIE and the loan agreement, pursuant to which Technovative, through its wholly-owned foreign entity, shall control all of Hedu’s business affairs and economic interests (the “Transaction”).

Hedu is a company specializing in blockchain and big data analytics technologies. Currently, Hedu provides services to Financial Service Institutions (“FSI”) in the Greater China region. Hedu is currently developing a suite of smart tools known as Hedu SmartSuite, with its flagship SmartBot, an artificial intelligence powered financial technology chatbot for FSI. Hedu SmartSuite will also include: SmartCon, SmartAlytics, SmartTrader and SmartWallet. Technovative will be highly focused on Hedu in order to develop and grow the overall, outstanding, Hedu business.

Nicolas Lin, Chief Executive Officer of Technovative, commented, “Following our consolidation of the Hedu business with Technovative, we are pleased to add on Hedu and its management team into our overall infrastructure. The shift in focus within the fintech space in the Greater China region allows us to compete with other major players in the region. The Company previously focused on smaller markets but did not achieve positive results, however, we are confident with this consolidation of Hedu and with new add-ons to the management team, we are creating tremendous opportunities for the future growth of the business and creating intrinsic value for our shareholders. We are excited and thrilled for 2018 and look forward to being the Company of the future.”

Descriptions of the Transaction here does not purport to be complete, and have previously been disclosed in a Form 8-K filed on December 28, 2017, which is incorporated herein by reference.

About Technovative Group, Inc.

Technovative Group, Inc. is a technology holding company. The Company through its subsidiaries and consolidated variable interest entity, is engaged in delivering financial technology, blockchain solutions and big data analytics technologies to financial service institutions (“FSI”) in the Greater China (“GS”) region. We are currently developing a suite of smart tools which includes SmartBot, Smart Contracts, Data Analytics, Blockchain and Trading platform targeted to FSI in GC.

More information about the Company can be found at www.technovative.co

Forward-Looking Statements

This press release may contain information about Technovative's view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. Technovative encourages you to review other factors that may affect its future results in Technovative's registration statement and in its other filings with the Securities and Exchange Commission.

For more information, please contact:

At the Company
Sally Sun
Phone: +852-2162 7529
ir@technovative.co

Investor Relations
Sean Leous
Managing Director, TraDigital IR

Phone: + 1 917-715-3765
sean@tradigitalir.com